Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Independence Contract Drilling, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Forms S3 (No. 333-227754 and No. 333-227185) and Forms S-8 (No. 333-198122 and No. 333-213672) of Independence Contract Drilling, Inc. of our report dated March 1, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 1, 2019